Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259789 on Form S-1 of our report dated August 2, 2021 (October 8, 2021 as to the effect of the 5-for-1 common and convertible preferred stock split described in Note 16), relating to the financial statements of Paragon 28, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

October 8, 2021